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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Plains All American Pipeline, L.P. of our report dated March 6, 2002 relating to the consolidated financial statements, which appears in Plains All American Pipeline L.P.'s Annual Report on Form 10-K for the year ended December 31, 2001, our report dated August 2, 2002 relating to the combined financial statements of Basin Pipeline System, Rancho Pipeline System and the Permian Basin Gathering System Transportation Businesses as of December 31, 2001 and for the year then ended, which appears in the Current Report on Form 8-K of Plains All American Pipeline L.P. filed August 9, 2002, and our report dated May 22, 2002 relating to the balance sheet of Plains AAP, L.P. as of December 31, 2001 which appears in the Current Report on Form 8-K of Plains All American Pipeline L.P. filed May 24, 2002. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


PricewaterhouseCoopers LLP

Houston, Texas
November 12, 2002